EXHIBIT 10.2

2015-1 AMENDMENT
TO THE
STEELCASE INC.
RESTORATION RETIREMENT PLAN
(Restated effective January 15, 2011)
This 2015-1 Amendment to the STEELCASE INC. RESTORATION RETIREMENT PLAN (the “Plan”) is adopted by Steelcase Inc. (the “Company”). The amendment is effective as of March 1, 2015.
Pursuant to Section 8.1 of the Plan, the Company amends the Plan as follows:

A.

Section 2.1 is amended as follows:

2.1    Account

“Account” means the bookkeeping account set up by the Company to record amounts contributed under Section 6.1. Separate subaccounts may be established for Principal Credits made prior to March 1, 2015, as adjusted for gains and losses, Principal Credits made on March 1, 2015, as adjusted for gains and losses and each Principal Credit made after March 1, 2015, as adjusted for gains and losses.
B.
Section 2.12 is amended as follows:

2.12    Eligible Compensation

“Eligible Compensation” means a Participant’s Compensation in excess of the limit described in Internal Revenue Code Section 401(a)(17) during a Plan Year.
C.
Section 2.19 is amended as follows:

2.19    Participant
“Participant” means an Employee who either is a member of the MIP during the Plan Year or who has been selected by the Administrative Committee to participate, who is a Participant in the Steelcase Inc. Retirement Plan and whose Compensation exceeds the compensation limit specified in Internal Revenue Code Section 401(a)(17).
D.
Section 4.1 is amended as follows:

4.1    Participation
Participation in the Plan is limited to Employees designated by the Administrative Committee for participation in the MIP or in the Plan, who are Participants in the Steelcase Inc. Retirement Plan and whose Compensation exceeds the limit in Internal Revenue Code Section 401(a)(17).
E.
Section 5.2 is amended as follows:

5.2    Vested Percentage
Except as provided in Sections 6.1 or 6.3, a Participant’s Vested Percentage shall be determined by the following schedule:

Years of Vested Service	Vested Percentage
Less than 2 years	0%
2 or more years	100%
F.
Sections 6.1(a) and (b) are amended as follows:

6.1    Amount of Benefit
(a)Eligibility For Principal Credit A Participant will be eligible to receive the Principal Credit described in subsection (b) below for a Plan Year if the Participant either is employed by the Company on the last day of the Plan Year or retires during the Plan Year on or after the Participant’s Normal Retirement Age (as defined in the Steelcase Inc. Retirement Plan).

(b)Amount of Principal Credit As of the last day of each Plan Year, the Company shall credit the Account of each eligible Participant with an amount equal to the sum of (1) and (2) below where:

(1)Equals the product of (A) multiplied by (B) below where:

(A)Equals the percentage of compensation (as defined in the Steelcase Inc. Retirement Plan) allocated to the Participant’s discretionary contribution account, nondiscretionary contribution account or qualified non-elective contribution account in the Steelcase Inc. Retirement Plan for that Plan Year; and

(B)Equals the Participant’s Eligible Compensation; and

(2)Equals the product of (A) multiplied by (B) below where:

(A)Equals the largest percentage of Compensation (as defined in the Steelcase Inc. Retirement Plan) allocated to any Participant’s matching contribution account in the Steelcase Inc. Retirement Plan for that Plan Year; and

(B)Equals the Participant’s Eligible Compensation.

The Company may also credit an additional amount, to be determined by the Compensation Committee of the Board, to the Account of any Participant who is also a participant in the Steelcase Inc. Executive Supplemental Retirement Plan (the “SERP”). This one-time credit will occur on March 2, 2015. Notwithstanding the provisions of Section 5.2, the Participant’s vested percentage in the one-time credit made on March 2, 2015 shall be determined by the Compensation Committee of the Board in writing no later than March 2, 2015.
G.
Section 6.2 is amended as follows:

6.2    Payment of Account
(a)During Life

(1)    Timing of Payment The vested portion of the Participant’s Account shall be paid or begin to be paid within 60 days following the end of the Plan Year in which the Participant has a Separation from Service.

(2)    Method of Payment A Participant may elect to have the Participant’s Account, as adjusted for gains and losses, paid in one of the following ways or any combination thereof:
(A)    In one lump sum;

(B)    In annual installments over four years using the declining digits method, but only if the Participant previously elected this payment method for pre-March 1, 2015 credits;

(C)In annual installments over five years using the declining digits method; or

(D)In annual installments over ten years using the declining digits method.

The Participant’s election under this Section shall be filed in writing with the Administrative Committee. The Participant’s election shall be effective if filed with the Administrative Committee by the last day of the Plan Year preceding the first Plan Year for which an amount is credited to the Participant’s Account. If no timely election is made by a Participant, payment shall be made in one lump sum payment.
(3)New Elections Notwithstanding the provisions of subparagraph (1) or (2) above, each Participant with an Account may make one or both of the elections described in subsection (A) or (B) below, provided that the Participant may not make more than one election under each subsection.

(A)Payment Method for Future Credits A Participant may elect in writing to have all Principal Credits made in Plan Years beginning after the Plan

Year in which the election is made, as adjusted for gains and losses under Section 6.1(c), paid in one of the methods described in subparagraph (2) above, other than four year installments as described in (2)(B). This election must be made in accordance with procedures established by the Administrative Committee and will have no impact on the method of payment of amounts credited to the Participant’s Account prior to the first Plan Year beginning after the new election, as adjusted for gains and losses.

(B)Change of Payment Method for Current Account A Participant may change the elected method of payment of all Principal Credits that are and will be credited to the Participant’s Account before the next Plan Year, as adjusted for gains and losses under Section 6.1(c), by delivering a new written election to the Administrative Committee. The election must be made in accordance with procedures established by the Administrative Committee and is permitted only if all of the following requirements are satisfied:

(i)The new election does not take effect for 12 months after the date the election is made;

(ii)The new election must be made at least 12 months before the prior scheduled distribution commencement date;

(iii)The new payment commencement date will be the fifth anniversary of the original distribution commencement date; and

(iv)The new payment method is one of the options set forth in subparagraph (2) above, other than four year installments as described in (2)(B).

For purposes of this Section, a payment is each separately identified amount to which the Participant is entitled under the Plan; provided, that entitlement to a series of installment payments is treated as the entitlement to a single payment.
(b)    Death In the event of the death of a Participant before payment of all benefits due, the vested amount remaining in the Participant’s Account will be paid to the Participant’s Beneficiary in the method and over the time period elected by the Participant in subparagraph (a) above. If payment had not commenced at the time of the Participant’s death, payment shall be made or begin to be made within 60 days of the Participant’s death.

(c)    Key Employees Notwithstanding the preceding provisions of this Section 6.2, no payment shall be made from a Key Employee’s Account for at least six months after such Key Employee’s Separation from Service, unless the Participant dies prior to the end of the six-month period.

H.

In all other respects, the Plan is unchanged.

Signature
The Company signs this 2015-1 Amendment to the Steelcase Inc. Restoration Retirement Plan on the date stated below.

STEELCASE INC.

Dated: January 14, 2015	/s/ Lizbeth S. O’Shaughnessy
Signature

Lizbeth S. O’Shaughnessy
Senior Vice President, Chief Administrative
Officer, General Counsel and Secretary